PARK CITY GROUP, INC. AND PRESCIENT APPLIED INTELLIGENCE, INC. AGREE TO MERGE

Combined Companies Will Provide One of the Most Comprehensive Inventory and Labor Management Solutions for Suppliers and Retailers

Park City Group’s Pro-Forma Revenue Expected to Triple

PARK CITY, UT and WEST CHESTER, PA – September 3, 2008 – Park City Group, Inc. (OTCBB: PCYG) and Prescient Applied Intelligence, Inc. (OTCBB: PPID) today announced the execution of an Agreement and Plan of Merger.  Under the terms of the Agreement, Prescient will merge with a newly formed subsidiary of Park City Group, becoming a wholly owned operating subsidiary.  Simultaneous with the execution of the Agreement, Park City Group acquired, from two Prescient stockholders in a private transaction, over 43% of Prescient’s Series E Preferred Stock, and Randall K. Fields, Chairman and Chief Executive Officer of Park City Group, was appointed Chief Executive Officer of Prescient.  Prescient’s current Board of Directors and executive management team will remain in office until completion of the merger. The merger is subject to customary terms and conditions, including Prescient stockholder approval.

Park City Group, a developer and marketer of patented computer software and consulting services which enable its retail customers to increase sales while reducing inventory and labor costs, reported revenues of $2.5 million for the nine months ended March 31, 2008.  Prescient Applied Intelligence, a leading provider of supply chain and advanced commerce solutions for retailers and suppliers, reported revenue of $8.6 million for the 12 months ended June 30, 2008.  Park City Group will report its results for its fiscal year ended June 30, 2008 later this month.

Upon completion of the merger, anticipated before the end of 2008, this accretive acquisition is projected to yield:

·	Significant increase in recurring subscription based revenues
·	Increase in pro-forma revenues of 300+%
·	Substantially increased pro-forma EBITDA
·	Synergies of product and services offerings
·	Strong revenue growth opportunities within the combined customer base, and
·	Economies of scale in business operations and development costs.

Together, Park City Group and Prescient will provide a complementary, comprehensive and integrated range of offerings for inventory management, labor utilization, vendor managed inventory, and scan-based trading solutions to grocery, convenience store and specialty retailers, and consumer product manufacturers worldwide.  The strategic combination of the two companies is expected to create synergies and opportunities in sales and marketing as well as product development and implementation, and account management to a wide and diverse universe of retailers and suppliers. Current customers of Prescient include Meijer, Kroger, Sunny Delight Beverage Company, Russell Stover Candies, and Crayola.  Park City Group counts The Home Depot, SuperValu, Tesco-Lotus, Circle K, WaWa, Kellogg’s and Williams Sonoma among its present customers.

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Upon closing of the transaction, Park City Group will have the technology platform, services portfolio, financial resources, and subject matter expertise to meet the complex requirements demanded by leading retailers and suppliers around the globe.  The combined company will serve 5 of the top 10 grocery retailers, 4 of the top 6 dairies, a large number of consumer products goods manufacturers, and the largest magazine distributor in the United States.  Additionally, both companies count several overseas retailers and manufacturers as customers.

Randall K. Fields, Chairman and CEO of Park City Group, said that, “We are very pleased to bring the resources and product portfolio of Prescient Applied Intelligence into the Park City Group fold.  I truly admire the business they have built and the extraordinary team of qualified people they have put in place.”  Fields continued, “The marriage of these two unique companies allows us to greatly expand our product offerings and value stream to our combined customer base while taking full advantage of the available efficiencies.  We look forward to incorporating the highly-skilled and respected employees into our development, sales, and management teams.”

Jane Hoffer, President and Chief Operating Officer of Prescient Applied Intelligence, said that, “Our supply chain and retailer-centric planning tools are the perfect complement to Park City Group’s inventory and labor management solutions and business analytic offerings.  This is truly a case where the combined strength of the two companies will make an even stronger offering to a market that is in critical need of our services.”

About Park City Group
Park City Group, Inc. develops and markets patented computer software and consulting services that helps retailers and their suppliers to increase sales while reducing inventory and labor costs -- the two largest, controllable expenses.  The technology has its genesis in the operations of Mrs. Fields Cookies, co-founded by Randy Fields, chief executive officer of Park City Group.  Industry-leading customers such as Anheuser Busch Entertainment, The Home Depot, Kellogg’s, Shaw’s Supermarkets, Circle K and Tesco-Lotus benefit from Park City Group software.  To find out more about Park City Group, please visit www.parkcitygroup.com.

About Prescient Applied Intelligence
Prescient, founded in 1985, is a leading provider of supply chain and advanced commerce solutions for retailers and suppliers.  Prescient’s solutions capture information at the point of sale, provide greater visibility into real-time demand and turn data into actionable information across the entire supply chain.  As a result, the company’s products and services enable trading partners to compete effectively, increase profitability and excel in today’s retail business climate.  Industry-leading customers like Coors, Domino’s Pizza, Meijer, Rite Aid, Sara Lee, Schwan’s, SUPERVALU, and Wyeth rely on Prescient for their advanced commerce solutions for both retailers and suppliers.  For more information about Prescient, please visit  www.prescient.com.  Updata Advisors, Inc. acted as sole financial advisor to Prescient in connection with the proposed merger with Park City.

Safe Harbor Statement
Statements in this news release that relate to Park City Group's and Prescient Applied Intelligence’s future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934.  Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements.  Those factors could include changes in economic conditions that may change demand for the each company's products and services and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in Park City’s Annual Report on Form 10-K for the year ended June 30, 2007, and in Prescient Applied Intelligence’s Annual Report on Form 10-K for the year ended December 31, 2007, and in any risk factors or cautionary statements contained in each company's periodic reports on Form 10-Q or current reports on Form 8-K filed with the Securities and Exchange Commission (SEC). This presentation is comprised of interrelated information that must be interpreted in the context of all of the information provided and care should be exercised not to consider portions of this release out of context.  Park City Group and Prescient Applied Intelligence use paid services of investor relations organizations to promote their respective businesses to the investment community.  Investments in either Park City or Prescient Applied Intelligence should be considered speculative and prior to acquisition, should be thoroughly researched.  Neither Park City Group nor Prescient Applied Intelligence intends to update these forward-looking statements prior to announcement of quarterly or annual results.

Participants in Solicitation
Park City Group, Prescient Applied Intelligence, and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from Prescient’s shareholders with respect to the proposed transaction. Information about Prescient’s directors and executive officers is available in Prescient’s Annual Report on Form 10-K for the year ended December 31, 2007. Information about Park City’s directors and executive officers is available in Park City’s Annual Report on Form 10-KSB for the year ended June 30, 2007. Additional information about the interests of potential participants will be included in the proxy statement and other materials filed with the SEC.

Additional Information
Prescient Applied Intelligence intends to file a proxy statement and other materials with the SEC  in connection with the proposed transaction. We urge investors to read this document when it becomes available because it will contain important information. Investors will be able to obtain free copies of the proxy statement, as well as other filed documents containing information about Prescient Applied Intelligence and Park City Group, at the SEC’s website located at www.sec.gov.

Media Contact: For Park City Group and Prescient Applied Intelligence Sonia Taylor Allison & Partners 202.223.9260 x 223 sonia@allisonpr.com
Investor Contact:
For Park City Group:
Terri MacInnis
Bibicoff + MacInnis, Inc.
818.379.8500
terri@bibimac.com

For Prescient Applied Intelligence:
Daniel W. Rumsey, Chairman
Prescient Applied Intelligence, Inc.
310.242.5698
drumsey@prescient.com

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